Exhibit 4.4

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

REGISTERED NO. ETN-4	PRINCIPAL AMOUNT: $ CUSIP: 22542D753

CREDIT SUISSE AG Exchange Traded Notes due March 13, 2031 Linked on a Leveraged Basis to the Credit Suisse Merger Arbitrage Liquid Index (Net)

CREDIT SUISSE AG, a corporation organized under the laws of, and duly licensed as a bank in, Switzerland (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), acting through its Nassau branch (the “Branch”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Final Value of this Note (as defined on the reverse hereof) on the Maturity Date (as defined on the reverse hereof), in the coin or currency of the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. All capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Indenture (as defined on the reverse hereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee (as defined on the reverse hereof) under the Indenture referred to on the reverse hereof.

This Note does not bear interest.

IN WITNESS WHEREOF, the Company, acting through the Branch, has caused this Note to be duly executed.

CREDIT SUISSE AG,
acting through its Nassau branch

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

CREDIT SUISSE AG
Exchange Traded Notes
due March 13, 2031
Linked on a Leveraged Basis to the Credit Suisse Merger Arbitrage Liquid Index (Net)

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of March 29, 2007 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the beneficial owner (the “Holder”) of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.

This Note (the “Note”) is one of a series designated as the Exchange Traded Notes due March 13, 2031 Linked on a Leveraged Basis to the Credit Suisse Merger Arbitrage Liquid Index (Net) (the “Index”).

This Note does not bear interest.

This Note is issuable only in registered form without coupons in minimum denominations of $20 and any integral multiples of $20 in excess thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture.

Maturity Date

The Maturity Date of this Note is March 13, 2031 (the “Maturity Date”) or the next Business Day if the scheduled Maturity Date is not a Business Day, subject to postponement if the scheduled Final Valuation Date is not a Component Business Day (as defined below) for any Index Component (as defined below) or if a Market Disruption Event (as defined below) occurs, as determined by the Calculation Agent (as defined below), on the Final Valuation Date as described under “Market Disruption Events” below. No interest or other payment will be payable hereon because of any such postponement of the Maturity Date.

Payment at Maturity

The holder of this Note shall receive a cash payment on the Maturity Date that will be equal to the Final Value of this Note.

The “Final Value” of this Note means the Closing Value of this Note on the Final Valuation Date, as determined by the Calculation Agent referred to below.

The “Closing Value” per $20 principal amount of this Note on any Trading Day equals the quotient obtained by dividing the product of the Leverage Factor and the Closing Level of the Index on such Trading Day by the ETN Divisor as of such Trading Day, minus the sum of (i) the Accrued Fee Amount as of such Trading Day, (ii) the Leverage Amount as of such Trading Day and (iii) the Leverage Charge as of such Trading Day.

The “Leverage Factor” is 2.0.

The “Closing Level” of the Index on any Trading Day is the closing level reported on the Bloomberg page “CSLABMN <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent (the “Fixing Source”); provided, however, in the event that a Valuation Date is not a Component Business Day for any Index Component or a Market Disruption Event exists on a Valuation Date, the Calculation Agent will adjust the Closing Level of the Index for such Valuation Date solely for the purposes of determining the Closing Value according to the methodology described below in “Market Disruption Events—Postponement of the Determination of the Closing Level on a Valuation Date.”

The “ETN Divisor” equals, for the calendar month that includes the inception date,              , and, for each subsequent calendar month, the Closing Level of the Index on the last calendar day of the previous calendar month as reported on the Fixing Source (or, if such last calendar day is not a Trading Day, the Index Level at 5:00 p.m., New York City time, on that day) divided by the Closing Value per $20 principal amount of this Note on such last calendar day of the previous calendar month (or, if such last calendar day is not a Trading Day, the Indicative Value per $20 principal amount of this Note at 5:00 p.m., New York City time, on that day).

The “Index Level” at any time is the level of the Index as reported on the Fixing Source at such time or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent.

The “Accrued Fee Amount” as of any day (the “Accrued Fee Amount Calculation Day”) equals the sum, for each calendar day from and including the first calendar day in the calendar month that includes the Accrued Fee Amount Calculation Day to and including such Accrued Fee Amount Calculation Day, of:

ETN Closing Valuet-1 x Annual Investor Fee x 1/365

Where:

“ETN Closing Valuet-1” means the Closing Value per $20 principal amount of this Note on the previous calendar day (or, if such previous calendar day is not a Trading Day, the Indicative Value per $20 principal amount of this Note at 5:00 p.m., New York City time, on that day).

“Annual Investor Fee” means 0.55% per annum.

The “Indicative Value” per $20 principal amount of this Note at any time equals the quotient obtained by dividing the product of the Leverage Factor and the Index Level at such time by the ETN Divisor, minus the sum of (i) the Accrued Fee Amount as of the day on which such time occurs, (ii) the Leverage Amount as of the day on which such time occurs and (iii) the Leverage Charge as of the day on which such time occurs.

The “Leverage Amount” equals, for the calendar month that includes the inception date, $20, and, for each subsequent calendar month, the Closing Value per $20 principal amount of this Note on the last calendar day of the previous calendar month (or, if such last calendar day is not a Trading Day, the Indicative Value per $20 principal amount of this Note at 5:00 p.m., New York City time, on that day).

The “Leverage Charge” as of any day (the “Leverage Charge Calculation Day”), equals the sum, for each calendar day from and including the first calendar day in the calendar month that includes the Leverage Charge Calculation Day to and including such Leverage Charge Calculation Day, of:

Leverage Amount x (USD 1M Libort-1 + 0.95%) x 1/ 360

Where:

“USD 1M Libort-1” equals the rate on the immediately preceding Business Day for deposits of one month in U.S. dollars as displayed on Bloomberg page “US0001M Index” (or, if such rate is not available, the rate determined by the Calculation Agent in a commercially reasonable manner).

A “Valuation Date” is any Valuation Date for a repurchase of this Note by the Company as described below and the Final Valuation Date.

The “Final Valuation Date” is March 7, 2031.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day on which (i) the level of the Index is calculated and published and (ii) trading is generally conducted on the NYSE Arca, in each case as determined by the Calculation Agent in its sole discretion.

A “Component Business Day” is, for each Index Component, a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which futures or options contracts relating to such Index Component are traded.

An “Index Component” is a security that is tracked as a long or short position in the Index.

Repurchase at the Option of the Holder

A beneficial owner of an interest in this Note may elect to offer all or a portion of the principal amount of this Note for repurchase by the Company on any Business Day beginning on March 7, 2011 through March 6, 2031, in an aggregate principal amount of at least $1,000,000 by following the procedures set forth below:

•
Cause its broker to deliver a completed irrevocable Offer for Repurchase (in the form attached hereto as Annex A) to the Company.  If the irrevocable Offer for Repurchase is received after 4:00 p.m., New York City time, on a Business Day, such beneficial owner will be deemed to have made its Offer for Repurchase on the following Business Day.  The beneficial owner must complete one portion of the Offer to Repurchase and its broker must complete the other portion.  The Company must acknowledge receipt from the broker in order for the offer to repurchase to be effective.

•
Cause its broker to book a delivery vs. payment trade with respect to the principal amount of this Note offered for repurchase on the applicable Valuation Date at a price equal to the applicable Daily Repurchase Value, facing the Company.

•	Cause its broker to make its DTC custodian deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date.

Upon compliance with the foregoing procedures, the Company will be obliged to repurchase the principal amount of this Note so requested to be repurchased.

The Company will act as paying agent in connection with repurchases at the election of the holder of this Note and upon such repurchase the Company shall so advise the Trustee and deliver the principal amount of this Note that is so repurchased to the Trustee for cancellation.

Repurchase at the Option of the Company

The Company will have the right to repurchase this Note in whole but not in part on any Business Day during the term of this Note.

To call the Notes for repurchase, the Company will deliver an irrevocable call notice to The Depository Trust Company (“DTC”) (as the holder of this Global Note).  The Company will give the Trustee a copy of the irrevocable call notice at the same time that it delivers such notice to DTC.

Repurchase Upon Automatic Early Termination Event

The Company will repurchase this Note in whole but not in part if the Closing Value per $20 principal amount of this Note on any Trading Day is equal to or less than 25% of the Leverage Amount as of such Trading Day, as determined by the Calculation Agent (an “Automatic Early Termination Event”).

If an Automatic Early Termination Event occurs, the Company will deliver notice of the Automatic Early Termination Event to DTC on the date of such Automatic Early Termination

Event.  The Company will give the Trustee a copy of such notice at the same time that it delivers such notice to DTC.

Payment Upon Repurchase

If this Note is repurchased (either at the Company’s option, at the holder’s option or upon an Automatic Early Termination Event), on the corresponding Repurchase Date, the holder will receive a cash payment in an amount equal to the “Daily Repurchase Value”, which is the Closing Value of the portion of this Note so subject to repurchase on the applicable Valuation Date, as determined by the Calculation Agent.

The “Valuation Date” applicable to any repurchase shall be the Trading Day immediately succeeding the date the holder has delivered a valid Offer for Repurchase or the Company has delivered a valid call notice, as applicable.

A “Repurchase Date” is the third Business Day following a Valuation Date.  Unless the scheduled Repurchase Date is postponed due to a Market Disruption Event or because the Valuation Date is not a Component Business Day for any Index Component, each as described in “Market Disruption Events—Postponement of the Determination of the Closing Level on a Valuation Date,” the final day on which the Company will repurchase this Note will be March 12, 2031.

Market Disruption Events

A “Market Disruption Event” means:

•
the occurrence or existence of a suspension, absence or material limitation of trading of an Index Component on the primary exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such exchange;

•
a breakdown or failure in the price and trade reporting systems of the primary exchange for an Index Component as a result of which the reported trading prices for such Index Component during the last one-half hour preceding the close of the principal trading session on such exchange are materially inaccurate;

•
a suspension, absence or material limitation of trading on the primary Related Exchange or market for trading in futures or options contracts related to an Index Component, if available, during the one-half hour period preceding the close of the principal trading session of such Related Exchange or market;

•	a decision to permanently discontinue trading in such futures or options contracts related to an Index Component;

•	a suspension of the publication of the levels of the Index after the determination by the Index Committee that there has been a suspension of, or limitation imposed on trading (i) in any Index Component or (ii) on any exchange on which 20% of Index Components trade; or

•
a suspension of the publication of the levels of the Index after the determination by the Index Committee that there has been any event that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, Index Components that have a total aggregate weight representing 20% of the aggregate weight of the Index (“aggregate weight” of any Index Components means the sum of the absolute values of the “net weights” (as defined in the governing rules for the Index) of all such Index Components), as determined by the Index Committee.

For the purpose of determining whether a Market Disruption Event in respect of an Index Component has occurred:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary exchange for such Index Component or the primary Related Exchange or market for trading in futures or options contracts related to such Index Component,

•
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

•
a suspension of trading in futures or options contracts related to such Index Component by the primary Related Exchange or market for trading in such contracts, if available, by reason of a price change exceeding limits set by such exchange or market, an imbalance of orders relating to such contracts, or a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component, if so determined by the Calculation Agent in its sole discretion; and

•
a “suspension, absence or material limitation of trading” on the primary Related Exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

“Related Exchange” means any exchange on which futures or options contracts relating to the Index are traded and any successor to such exchange or any substitute exchange to which trading in futures or options contracts relating to the Index has temporarily relocated.

The “Index Committee” is comprised of the Head of Credit Suisse Alternative Beta Research, the Head of Credit Suisse Alternative Beta Portfolio Management, the Head of Credit Suisse Quantitative Equity Group within Asset Management, the Head of Credit Suisse Quantitative Strategies within Asset Management, the Head of Event Driven Hedge Fund

Strategies within Asset Management, or such other persons as may be elected following the procedures of the Index Committee.

Postponement of the Determination of the Closing Level on a Valuation Date

The determination of the Closing Level of the Index on a Valuation Date, including the Final Valuation Date, will be postponed if such Valuation Date is not a Component Business Day for any Index Component or if the Calculation Agent determines that a Market Disruption Event exists on such Valuation Date. If postponement of the determination of the Closing Level of the Index on a Valuation Date occurs, the Calculation Agent shall determine the Closing Level of the Index for such Valuation Date by reference to the value of each Index Component for which such Valuation Date is a Component Business Day and that is unaffected by the Market Disruption Event determined on the originally scheduled Valuation Date and the value of each Index Component for which such Valuation Date is not a Component Business Day or that is affected by the Market Disruption Event determined based upon the closing value of such affected Index Component on the first day immediately succeeding such scheduled Valuation Date that is a Component Business Day for such Index Component on which neither such Index Component nor the Index is affected by a Market Disruption Event.  In no event, however, will the determination of the Closing Level of the Index for a Valuation Date be postponed more than six scheduled Trading Days. If the determination of the Closing Level of the Index for a Valuation Date is postponed for six scheduled Trading Days, the value of any affected Index Component and the Closing Level of the Index will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner that is commercially reasonable under the circumstances on the sixth scheduled Trading Day after the originally scheduled Valuation Date. If the determination of the Closing Level of the Index for a Valuation Date is postponed, the corresponding Repurchase Date (or for the Final Valuation Date, the Maturity Date) will also be postponed by an equal number of Business Days. Notwithstanding the foregoing, the determination of the Closing Level of the Index solely for purposes of calculating the ETN Divisor or any Accrued Fee Amount on any Trading Day that is also a Valuation Date will not be postponed as a result of such day not being a Component Business Day for any Index Component or as a result of a Market Disruption Event occurring on such day.

In the event that payment upon repurchase or at maturity is deferred beyond the original Repurchase Date or the stated Maturity Date, as applicable, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Discontinuation or Modification of the Index

If the Index Committee reasonably determines that it is necessary to discontinue publication of the Index and the Index Committee or any other person or entity calculates and publishes an index that the Calculation Agent, after consultation with the Company, reasonably determines is comparable to the Index and approves as a successor index, then the Calculation Agent will determine the level of the Index on any Valuation Date and the amount payable at maturity or upon repurchase by the Company by reference to such successor index for the period following the discontinuation of the Index.

If the Calculation Agent reasonably determines that the publication of the Index is discontinued and that there is no successor index, the Calculation Agent, after consultation with the Company, will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent reasonably determines that the Index or the method of calculating the Index has been changed at any time in any significant respect, whether the change is made by the Index Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason—then the Calculation Agent, after consultation with the Company, will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it reasonably believes are appropriate to ensure that the level of the Index used to determine the amount payable on the Maturity Date or upon repurchase by the Company replicates as fully as possible the economic character of the Index.

Calculation Agent

Credit Suisse International will serve as the Calculation Agent for this Note.  The Calculation Agent will, in its reasonable discretion, make all determinations regarding the value of this Note, including, but not limited to, Market Disruption Events, Business Days, Trading Days, Component Business Days, the ETN Divisor, the Accrued Fee Amount, the default amount, the Closing Level of the Index on any Valuation Date, the Maturity Date, Repurchase Dates, the amount payable in respect of this Note at maturity or upon repurchase by the holder or the Company and any other calculations or determinations to be made by the Calculation Agent as specified herein.  Absent manifest error, all determinations of the Calculation Agent will be final and binding on the holder and the Company, without any liability on the part of the Calculation Agent.  The holder of this Note will not be entitled to any compensation from the Company for any loss suffered as a result of any of the above determinations by the Calculation Agent.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Index and the amount payable at maturity or upon repurchase by the Company or otherwise relating to the level of the Index may be made in the Calculation Agent’s reasonable discretion.  The Calculation Agent shall make all determinations and adjustments such that, to the greatest extent possible, the fundamental economic terms of the Index are equivalent to those immediately prior to the event requiring or permitting such determinations or adjustments.

Default Amount on Acceleration

In case an Event of Default with respect to this Note shall have occurred and be continuing, the amount declared due and payable upon any acceleration of this Note will be determined by the Calculation Agent and will equal the Daily Repurchase Value for the outstanding principal amount of this Note determined with a Valuation Date occurring on the Trading Day following the date on which this Note was declared due and payable.

Manner of Payment

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Amendments

The Indenture contains provisions which provide that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or the consent of any Holder in order to (i) cure any ambiguity, defect or inconsistency in the Indenture, provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) comply with the requirements of the Indenture if the Company consolidates with, merges with or into, or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of its property and assets, to any person; (iii) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment hereunder with respect to the Securities by a successor trustee; (v) establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by the Indenture; (vi) provide for uncertificated or unregistered Securities and to make all appropriate changes for such purpose; (vii) provide for a guarantee from a third party on outstanding Securities that are issued under the Indenture; or (viii) make any change that does not materially and adversely affect the rights of any Holder.

The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; provided that, without the consent of each Holder of the Securities affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, the principal amount or the interest thereon is payable, modify any right to convert or exchange such Holder’s Security for another security to the detriment of the Holder or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of the principal amount of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures except to increase the required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

General

The Company, acting through the Branch, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, any amount payable at maturity or upon repurchase, and, subject to the provisions hereof, for all other purposes, and neither the Company, acting through the Branch, nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in this Note, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, acting through the Branch, which is absolute and unconditional, to pay any amount payable at maturity or upon repurchase on this Note in the manner, at the place, at the time and in the coin or currency herein prescribed.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:	Signature:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

ANNEX A

FORM OF OFFER FOR REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:_______________

[insert date]

Credit Suisse AG (“Credit Suisse”)

Fax: 917-326-3140

Re:

Exchange Traded Notes due March 13, 2031
Linked on a Leveraged Basis to the Credit Suisse Merger Arbitrage Liquid Index (Net) (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to repurchase the ETNs, as described in the Pricing Supplement dated March   , 2011, in the amounts and on the date set forth below.

Name of beneficial holder:

[insert name of beneficial owner]

Stated principal amount of ETNs offered for repurchase (You must offer at least 50,000 ETNs ($1,000,000 aggregate stated principal amount) for repurchase at one time for your offer to be valid.):

[insert principal amount of ETNs offered for repurchase by Credit Suisse]

Applicable Valuation Date:                                                         _______,    20__

[insert a date that is one Trading Day following the date you deliver this Offer for Repurchase – if this Offer for Repurchase is received after 4:00 p.m., New York City time, on any Business Day, it will be deemed to have been delivered on the following Business Day]

Applicable Repurchase Date:                                                     _______,    20__

[insert a date that is three Business Days following the applicable Valuation Date]

Contact Name:

[insert the name of a person or entity to be contacted with respect to this Offer for Repurchase]

Telephone #:

[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Offer for Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable Valuation Date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 10:00 A.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: _________________

[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:

Exchange Traded Notes due March 13, 2031
Linked on a Leveraged Basis to the Credit Suisse Merger Arbitrage Liquid Index (Net) (the “ETNs”)

Ladies and Gentlemen:

The undersigned DTC participant in whose account of Exchange Traded Notes due March 13, 2031 Linked on a Leveraged Basis to the Credit Suisse Merger Arbitrage Liquid Index (Net), issued by Credit Suisse AG, acting through its Nassau Branch, CUSIP No. 22542D753 (the “ETNs”) are held hereby irrevocably offers to Credit Suisse for repurchase, on the Repurchase Date of                                  , the aggregate principal amount of ETNs indicated below as described in the Pricing Supplement dated March    , 2011 relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the Valuation Date with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the applicable daily repurchase value, facing Credit Suisse AG, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:

E-mail:

Stated principal amount of ETNs offered for repurchase (You must offer at least 50,000 ETNs ($1,000,000 aggregate stated principal amount) for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):